AMERICAN FINANCIAL
REALTY TRUST

FOR IMMEDIATE RELEASE:

AT THE COMPANY Muriel Lange Investor Relations (215) 887-2280 X3023 Email: mlange@afrt.com	Anthony J. DeFazio Media Relations (215) 887-2280 X2919 adefazio@afrt.com

AMERICAN FINANCIAL REALTY TRUST NAMES HAROLD POTE CHIEF EXECUTIVE OFFICER

Company Announces Initiatives to Unlock Shareholder Value

JENKINTOWN, Pa. August 17, 2006 — American Financial Realty Trust (AFR) (NYSE: AFR) today announced that Harold W. (Hal) Pote, a member of the Company’s Board of Trustees, has been appointed President and Chief Executive Officer, effective immediately. He replaces Nicholas S. Schorsch, who has resigned as CEO, President and Vice Chairman of the Board by mutual agreement with the Board of Trustees.

Lewis S. Ranieri, Chairman of the Board of Trustees of AFR, said: “Following a thorough strategic review of all aspects of our business, the Board and its advisors have concluded that AFR’s current business model provides the Company with strong competitive advantages that have allowed AFR to establish a unique niche in the real estate market. However, unlocking the future potential of this business and realizing maximum shareholder value will require changes in the execution of the business plan. Hal is the ideal CEO at this juncture for AFR and the ideal person to lead AFR’s implementation of its strategic initiatives while continuing the Company’s commitment to its customers. He has spent the better part of a 30 year career in banking, at one point overseeing 550 branches and related operations centers for JP Morgan Chase, so he knows our customer base intimately. He has also run a successful real estate company and he knows AFR from his work as a trustee. The Board believes it could not have found a CEO with better credentials and experience.

“As a founder, Nick Schorsch helped AFR achieve first-mover advantage in our market niche. His efforts were instrumental in getting banks and other financial institutions to recognize and appreciate the value AFR could bring to their businesses. As a result, AFR is now widely regarded as the premier real estate service provider to banks and other financial institutions. We wish Nick well in his future endeavors,” Mr. Ranieri concluded.

Mr. Pote stated: “Our ongoing strategic review has reaffirmed for us that AFR’s fundamental business is solid, and given us confidence that our current strategies and initiatives can be implemented quickly and effectively. AFR offers important value to our customers – and the banks have recognized that.”

Mr. Pote said: “The review showed that AFR has a unique competitive advantage as a buyer and landlord; strong client relationships; the advantage of a banking industry that continues to consolidate and seek ways to drive down operating costs; and a team with specialized expertise in financial institution real estate – all of which are a formula for attractive deal flow.” Mr. Pote also said that “The Company enjoys a broad array of financing sources and relationships with financial partners that allow it to pursue asset acquisitions on attractive terms.

“Going forward, our focus will be on pairing customer satisfaction with a renewed focus on providing maximum value to our shareholders. We have the expertise to undertake the necessary changes and to do so successfully. At the same time, this management team will not close the door on any opportunity or action that will realize full and fair value for our shareholders,” Mr. Pote added.

In conjunction with his appointment, Mr. Pote outlined several broad initiatives that came out of the strategic review to reposition the Company:

•	Accelerating Asset Sales – AFR will aggressively market and dispose of non-core assets and selected other assets that are not central to its customer relationships, but offer an opportunity to unlock shareholder value. The Company estimates that this could result in gross sale proceeds of between one-and-a-half and two billion dollars.

•	Rationalizing Liabilities – The Company will use the net proceeds from these sales to fund future accretive asset acquisitions and implementation of the previously approved $100 million stock repurchase program. The Company will review and opportunistically expand the program in conjunction with the execution of the repositioning plan. In addition, net proceeds may be used for further debt reduction, helping the Company to reach an overall debt to total asset leverage ratio of 60 to 65%.

•	Matching Dividend Payout to Operating Cash Flow – Effective with the third quarter 2006, the quarterly dividend will be reduced to $0.19. The Company believes that this will ultimately align its dividend payout with its quarterly earnings from core operations, exclusive of gains earned on the sale of assets.

•	Reducing MG&A – The Company has identified opportunities to rationalize its costs through the reduction of expenses not directly associated with the core business. Initially, the Company plans to close and re-lease its New York office (having previously closed and re-leased its London office). This and other actions should result in a $6-8 million decrease in MG&A in the second half of 2006 as compared to the first half.
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•	Improved Transparency in Reporting – The Company will seek to conform its reporting of operating results to more closely reflect industry standards. Specific changes will be announced shortly.

The Company also announced that the actions being discussed today will result in restructuring charges of approximately $23-27 million.

The Company has retained and is continuing to work with Greenhill & Co., LLC and Deutsche Bank Securities Inc. as it advisors.

Hal Pote, 59, is a former Vice Chairman of Retail Financial Services for JPMorgan Chase and a former Executive Vice President and head of the Chase Regional Banking Group, which included consumer and small business financial services in the Company’s banking markets in the New York Metropolitan area and Texas.

Prior to joining JPMorgan Chase, Mr. Pote was a founding partner of The Beacon Group, a private investment partnership that was acquired in July 2000 by Chase Manhattan Corporation (now JPMorgan Chase & Co.). Before joining The Beacon Group, Mr. Pote was Chief Executive Officer of First Fidelity Bancorporation, one of the leading regional banks in the United States.

Mr. Pote serves today or has previously served on the boards of Norfolk Southern Corp., Smithkline Beckman, the President’s Foreign Intelligence Advisory Board and the Intelligence Oversight Board, the Spina Bifida Foundation (of which he is co-founder and president), Drexel University and the Drexel College of Medicine, and the Museum of Arts and Design. He holds a Bachelors Degree from Princeton University and an MBA from Harvard University.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company’s website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws.  You can identify these statements by our use of the words “expects,” “anticipates,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical information.   You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements.  These risks and uncertainties include the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company’s ability to maintain and increase occupancy; the Company’s ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.